EVERY SHAREHOLDER'S VOTE IS IMPORTANT

VOTING OPTION:

*	VOTE BY MAIL:
Vote, sign and date this Proxy
Card and return in the
postage-paid envelope.

Please detach at perforation before mailing.

PROXY     MADISON COVERED CALL & EQUITY STRATEGY FUND ("MCN")
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 28, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. Holly S. Baggot and Greg D. Hoppe (the “Proxyholders”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Madison Covered Call & Equity Strategy Fund (MCN), to be held on September 28, 2018, at 9:30 a.m., Central Time at the offices of the Fund, 550 Science Drive, Madison, Wisconsin 53711, and any adjournments or postponements thereof.

Shares represented by this proxy card when properly executed will be voted in the manner directed herein by the shareholder, and in the discretion of such proxies, upon any and all other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. If no direction is made, on a properly executed card, this proxy will be voted “FOR” the proposals and "FOR" the election of the named Trustee nominee. If the Trustee nominee for any reason is unable or unwilling to serve, the Proxyholders will vote for the election of such other person as they may consider qualified. The shareholder hereby acknowledges receipt of this Notice of Annual Meeting and Joint Proxy Statement/Prospectus for the Annual Meeting to be held on September 28, 2018.

Please complete, sign, date and return this proxy card promptly using the enclosed reply envelope.

PLEASE MARK, SIGN, AND DATE ON THE REVERSE SIDE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.
MCC_29964_080318

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to Be Held on September 28, 2018.
The Proxy Statement for this meeting is available at:
https://www.madisonfunds.com/MCNproxy

Please detach at perforation before mailing.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A. Proposals THE BOARD RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1, 2, and 3, and FOR THE TRUSTEE NOMINEE.
	FOR	AGAINST	ABSTAIN
1. To approve an Agreement and Plan of Merger and the transactions contemplated therein, including the merger of Madison Strategic Sector Premium Fund (MSP-Acquired Fund) with and into MCN-Acquiring Fund (the "Merger").
	☐	☐	☐
2. To approve the issuance of additional common shares of MCN in connection with the Merger.	☐	☐	☐
3. To approve an amendment to clarify the fund's industry concentration policy.	☐	☐	☐
	FOR	WITHHOLD
4. Election of Trustees -- Class II, to serve until 2021 or until his successor has been duly elected and qualified. 01) James R. Imhoff, Jr.	☐	☐
Other Business - To transact any other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof.

B. Authorized Signatures ─ This section must be completed for your vote to be counted.─ Sign and Date Below
Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) - Please print date below	Signature 1 - Please keep signature within the box		Signature 2 - Please keep signature within the box

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■ xxxxxxxxxxxxxx	MCC 29964	M	xxxxxxxxxx +